Professional Diversity Network Announces Third Quarter 2015 Financial Results

CHICAGO, November 16, 2015 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (“PDN” or “the Company”) (NASDAQ:IPDN), a developer and operator of online networks that provide access to employment opportunities for diverse professionals in the United States, announced today its quarterly financial results for the quarter ended September 30, 2015.

The Company will host a conference call at 4:30 pm Eastern Time today to discuss the financial results. Please call (877) 407-9205 (US toll free) or (201) 689-8054 (International) to participate in the call, no passcode needed. A replay of this conference call will also be available following the call at: http://investor.prodivnet.com.

Third Quarter Highlights:

•	All divisions were close to Adjusted EBITDA break-even upon exiting the quarter.
•	Adjusted EBITDA deficit improved significantly from month-to-month in the third quarter, and the month of September was close to Adjusted EBITDA break-even.
•	Registered users in our PDN division increased by 19% sequentially, from 5.7 million users in Q2 to 6.8 million users in Q3.

Jim Kirsch, CEO of Professional Diversity Network, commented that, “the third quarter marked significant progress in streamlining our operations and focusing on profitable business opportunities. Each of our major groups advanced meaningfully toward profitability and we finished the quarter on a high note, approaching Adjusted EBITDA break-even in the third month of the quarter.”

Third Quarter Financial Summary:

Revenue in the third quarter of 2015 was $9.3 million, up 493% from $1.6 million in the comparable year-ago quarter. The corresponding gross margins were 84% and 75% in the third quarters of 2015 and 2014, respectively. The net losses in the third quarter of 2015 and 2014 were $29.7 million and $0.9 million, respectively, including non-cash goodwill impairment charges that were recognized in the third quarter of 2015.

As of September 30, 2015, PDN had $4.6 million in cash and short-term investments.

About Professional Diversity Network (PDN)

Professional Diversity Network, Inc. (PDN) is an Internet software and services company that develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our subsidiary, National Association of Professional Women (NAPW), is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions. Forward-looking statements can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," “will” and "would" or similar words. Forward-looking statements involve risks and uncertainties and our actual results may differ materially from those stated or implied in such forward-looking statements. Factors that could contribute to such differences include, but are not limited to: failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners; inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses, including our ability to realize the benefits and cost savings from, and limit any unexpected liabilities acquired as a result of, any such business combinations; our limited operating history in a new and unproven market; increasing competition in the market for online professional networks; our ability to comply with increasing governmental regulation and other legal obligations related to privacy; our ability to adapt to changing technologies and social trends and preferences; our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans; our ability to obtain and maintain intellectual property protection for our intellectual property; any future litigation regarding our business, including intellectual property claims; and the risk factors disclosed in our Form 10-K filed on March 31, 2015 and any subsequent filings made by us with the SEC. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 31, 2015, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on "Investor Relations."

CONTACTS:

At the company:

David Mecklenburger, CFO
(312) 614-0950
investor@prodivnet.com

Investor Relations:

Gary Abbott
Merriman Capital
(415) 248-5639
gabbott@merrimanco.com

Professional Diversity Network, Inc.
Condensed Consolidated Statements of Comprehensive Loss

	3 Months Ended September 30,		9 Months Ended September 30,
	2015	2014	2015	2014

Revenues
Membership fees and related services	$5,775,006	$402,397	$19,317,933	$402,397
Lead generation	2,334,276		7,853,402
Recruitment services	830,250	712,728	2,432,951	2,114,178
Products sales and other	330,769	11,395	631,198	11,395
Consumer advertising and marketing solutions	73,011	448,860	209,097	1,317,351
Total revenues	9,343,312	1,575,380	30,444,581	3,845,321

Costs and expenses:
Cost of revenues	1,464,214	388,084	4,647,520	1,150,309
Sales and marketing	5,132,077	991,785	17,226,640	2,551,312
General and administrative	3,748,138	648,218	11,593,955	1,755,933
Impairment expense	24,717,157	-	24,717,157	-
Depreciation and amortization	925,684	130,065	2,730,880	314,619
Gain on sale of property and equipment	32,649	-	32,649	-
Total costs and expenses	36,019,919	2,158,152	60,948,801	5,772,173

Loss from operations	(26,676,607)	(582,772)	(30,504,220)	(1,926,852)

Other (expense) income
Interest expense	(9,229)	(377)	(84,339)	(377)
Interest and other income	2,382	27,791	25,566	95,047
Acquisition related costs	-	(968,839)	-	(968,839)
Loss on sale of marketable securities	-	-	-	-
Other (expense) income, net	(6,847)	(941,425)	(58,773)	(874,169)

Change in fair value of warrant liability	2,224	(34,547)	93,784	(21,015)

Loss before income tax benefit	(26,681,230)	(1,558,744)	(30,469,209)	(2,822,036)
Income tax benefit	2,976,217	(617,717)	1,509,395	(1,130,306)
Net loss	$(29,657,447)	$(941,027)	$(31,978,604)	$(1,691,730)

Net loss per common share, basic and diluted	$(2.05)	$(0.14)	$(2.33)	$(0.26)

Weighted average shares used in computing net loss per common share:
Basic and diluted	14,464,789	6,721,357	13,742,524	6,451,852

Professional Diversity Network, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(Unaudited)
Current Assets:
Cash and cash equivalents	$3,881,217	$1,519,467
Accounts receivable	2,529,657	3,448,748
Short-term investments	750,000	5,198,878
Incremental direct costs	1,085,288	900,868
Prepaid license fee	168,750	337,500
Prepaid expenses and other current assets	1,063,598	381,057
Deferred tax asset	38,800	58,200
Total current assets	9,517,310	11,844,718

Property and equipment, net	665,707	874,769
Capitalized technology, net	583,870	526,070
Goodwill	20,597,067	45,180,531
Intangible assets, net	12,768,939	14,934,225
Merchant reserve	1,260,849	860,849
Security deposits	386,262	371,310
Other assets	-	-
Total assets	$45,780,004	$74,592,472

Current Liabilities:
Accounts payable	$3,310,342	$4,941,135
Accrued expenses	2,193,693	549,727
Deferred revenue	8,556,511	10,078,938
Customer deposits	168,750	337,500
Notes payable	62,352	1,389,386
Note payable - related party	445,000	437,186
Warrant liability	5	93,789
Capital lease obligations	-	15,232
Total current liabilities	14,736,653	17,842,893

Deferred rent	89,213	25,946
Deferred tax liability	4,571,606	3,081,611
Total liabilities	19,397,472	20,950,450

Commitments and contingencies

Stockholders' Equity
Common stock, $0.01 par value; 25,000,000 shares authorized; 14,633,819 and 12,928,072 shares issued as of September 30, 2015 and December 31, 2014, respectively; and 14,425,436 and 12,719,689 shares outstanding as of September 30, 2015 and December 31, 2014, respectively.	144,338	127,280
Additional paid in capital	63,348,378	58,646,322
Accumulated deficit	(37,073,067)	(5,094,463)
Treasury stock, at cost; 8,382 shares at September 30, 2015 and December 31, 2014	(37,117)	(37,117)
Total stockholders' equity	26,382,532	53,642,022

Total liabilities and stockholders' equity	$45,780,004	$74,592,472

Non-GAAP Financial Measures

In this news release, PDN makes reference to “Adjusted EBITDA,” a measure of financial performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management has included Adjusted EBITDA because it believes that investors may find it useful to review PDN’s financial results as adjusted to exclude items as determined by management.  Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss, to the extent available without unreasonable effort, are set forth below.

Management believes Adjusted EBITDA provides a meaningful representation of PDN’s operating performance and provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.  Further, Adjusted EBITDA, as PDN defines it, may not be comparable to Adjusted EBITDA, or similarly titled measures, as defined by other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following table reconciles net income (loss) to Adjusted EBITDA, which is a non-GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(29,657)	$(941)	$(31,979)	$(1,692)
Impairment expense	24,717	-	24,717	-
Stock-based compensation expense	114	25	351	50
Depreciation and amortization	926	130	2,731	315
Change in fair value of warrant liability	(2)	35	(94)	21
Interest expense	9	-	84	-
Interest and other income	(2)	(28)	(25)	(95)
Income tax expense (benefit)	2,976	(618)	1,509	(1,130)
Adjusted EBITDA	$(919)	$(1,397)	$(2,706)	$(2,531)